EXHIBIT 99.1

                                                        FILED #C17073-97
                                                        NOV 15 2004
                                                        IN THE OFFICE OF
                                                        DEAN HELLER
                                                        Secretary of State


DEAN HELLER                             Certificate of
Secretary of State                        Amendment
202 North Carson St.          (PURSUANT TO NRS 78.385 and 78.390)
Carson City, NV 89701



              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.       Name of Corporation: Micro Laboratories, Inc.


2. The articles have been amended as follows (provide article numbers, if available):

         Articles are amended as follows:

                  [The number of shares of authorized shares of common stock has been increased "from 50,000,000 to 300,000,000 shares of stock par value of 0.001."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
                                                             -------------------
4. Officer Signature (Required):

  /s/  Robert H. Thistle
------------------------------------
          Robert H. Thistle, President

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.



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                            Micro Laboratories, Inc.
                               29 Lakeside Drive
                               Johnston, RI 02919
                      Fax 401-949-3405; tel: 401-949-3562



                              Corporate Resolution




July 30, 2004

Be it resolved that on July 30th, 2004 s ahre holders meeting was held. It was voted to increase the authorized shares of Micro Laboratories, Inc. stock from fifty million to three hundred million.


/s/ Robert H. Thistle
-----------------------------------------
Robert H. Thistle, Chairman of the Board